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                                                                 EXHIBIT 10.100

                                 LEASE AMENDMENT


That certain OFFICE BUILDING LEASE dated June 23, 1988 and amended on September 27, 1989, September 24, 1990, July 7, 1992, June 5, 1995, April 30, 1996 and May
19, 1997 by and between LAGUNA NIGUEL OFFICE CENTER, a California Limited Partnership, as Landlord and OPTIMUMCARE CORPORATION, a Delaware Corporation, as Tenant, is hereby amended as follows:

        1)      Lease expiration date shall remain June 30, 1998.

        2) Lease shall be amended for Suite 219 only. Square footage shall increase approximately 230 square feet for a new total of 1,277 square feet. Tenant is relinquishing a total of 943 square feet in Suite 218 effective September 15, 1997 for tenant improvement work to be completed.

        3) Rental amount shall increase to $1,800.00 per month effective October 1, 1997.

        4) Security Deposit of $800 shall remain on Suite 219. No additional Security will be required.

        5) All other terms and conditions of the original lease shall remain the same.

IN WITNESS WHEREOF, the paries hereto have executed this Amendment as of September 5, 1997.


LAGUNA NIGUEL OFFICE CENTER                      OPTIMUMCARE CORPORATION
a California Limited Partnership                 a Delaware Corporation




BY:CARL J. GREENWOOD                             BY:EDWARD JOHNSON
   ----------------------------------               ---------------------------
   Carl J. Greenwood, General Partner            Edward Johnson, President





     (Landlord)                                       (Tenant)